OSHKOSH TRUCK CORPORATION
                      1990 INCENTIVE STOCK PLAN, as amended


Section 1. Establishment, Purpose, and Effective
           Amended: As of  2/5/01

          1.1 Establishment. Oshkosh Truck Corporation, a Wisconsin corporation, hereby establishes the "1990 INCENTIVE STOCK PLAN" (the "Plan") for key employees and for directors of the Corporation who are not employees of the Corporation or any Subsidiary. The Plan permits the grant of Stock Options and Restricted Stock.

          1.2 Purpose. The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries and promote continuity of management by encouraging and providing for the acquisition of an equity interest in the success of the Corporation by key employees and by enabling the Corporation to attract and retain the services of key employees upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent. In addition, the Plan is designed to promote the best interests of the Corporation and its shareholders by providing a means to attract and retain competent directors who are not employees of the Corporation or any Subsidiary and to provide opportunities for stock ownership by such directors which will increase their proprietary interest in the Corporation and, consequently, their identification with the interests of the shareholders of the Corporation.

          1.3 Effective Date. The Plan was initially effective April 9, 1990, was amended effective April 25, 1994, and was further amended effective September 21, 1998, by action at the 1999 annual meeting of the Corporation's shareholders, and was further amended by the Board of Directors to give effect to a 3-for-2 stock split effective August 19, 1999, and was further amended by the Board of Directors effective June 30, 2000, and was further amended effective February 5, 2001, by action at the 2001 annual meeting of the Corporation's shareholders.

Section 2. Definitions; Construction

          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Act" means the federal Securities Exchange Act of 1934, as amended.

          (b) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 promulgated under the Act or any successor rule or regulation thereto.


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          (c)  "Board" means the Board of Directors of the Corporation.

          (d) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) at any time that either no shares of Class A Common Stock of the Corporation are issued and outstanding or Excluded Persons (as defined below) have ceased to beneficially own a majority of the outstanding shares of Class A Common Stock of the Corporation, any Person (other than (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation or (E) an Exempt Person ("Excluded Persons")) is or becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after January 31, 2000, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (A) the combined voting power of the Corporation's then outstanding voting securities or (B) the then outstanding shares of common stock of the Corporation; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 31, 2000, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 31, 2000 or whose appointment, election or nomination for election was previously so approved; or

               (iii) the shareholders of the Corporation approve a merger, consolidation or share exchange of the Corporation with any other corporation or approve the issuance of voting securities of the Corporation in connection with a merger, consolidation or share exchange of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Corporation outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof


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     outstanding immediately after such merger, consolidation or share exchange,
     (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after January 31, 2000, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (1) the combined voting power of the Corporation's then outstanding voting securities or (2) the then outstanding shares of common stock of the Corporation or (C) a merger, consolidation or share exchange immediately following the effectiveness of which shares of Class A Common Stock of the Corporation will remain issued and outstanding and Excluded Persons will continue to beneficially own a majority of the outstanding shares of Class A Common Stock of the Corporation; or

               (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Human Resources Committee of the Board, which shall consist of two (2) or more members of the Board, each of whom qualifies as a "non-employee director" within the meaning of Rule 16b-3 and each of whom qualifies as an "outside director" for purposes of Section 162(m) of the Code.

          (g) "Corporation" means Oshkosh Truck Corporation, a Wisconsin corporation.

          (h) "Disability" shall have the meaning assigned to the terms "total disability" or "totally disabled" in the Oshkosh Truck Corporation Long Term


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               Disability Program for Salaried Employees, provided the
               Participant remains totally disabled for five (5) consecutive months.

          (i) "Exempt Person" means (i) J. Peter Mosling, Jr.; (ii) Stephen P. Mosling; (iii) any transferee to which the Persons identified in clause (i) and (ii) above (the "Moslings") have lawfully transferred or may lawfully transfer shares of Class A Common Stock of the Corporation pursuant to the provisions of the Stock Purchase Agreement dated April 26th, 1996, by and among the Corporation and the Moslings, as the same may be amended from time to time; and (iv) any trustee, guardian, custodian, executor, administrator, fiduciary or other legal representative of the Persons identified in clauses (i), (ii) and (iii) above or the estates of the Moslings, in their capacity as such.

          (j) "Fair Market Value" means the last sale price of the Stock as reported on the NASDAQ National Market System on a particular date.

          (k) "Non-Employee Director" means any member of the Board who is not an employee of the Corporation or of any Subsidiary.

          (l) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

          (m) "Participant" means any individual designated by the Committee to participate in the Plan.

          (n) "Performance Goals" means any goals the Committee establishes that relate to one or more of the following with respect to the Corporation or any one or more Subsidiaries or other business units: net sales; cost of sales; gross income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; basic earnings per share; diluted earnings per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); and economic value added. As to each Performance Goal, the relevant


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               measurement of performance shall be computed in accordance with generally accepted accounting principles, but will exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, that in each case the Corporation identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Corporation's annual report.

          (o) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to
               Section 7 of the Plan.

          (p) "Person" has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof.

          (q) "Restricted Stock" means Stock granted to a Participant pursuant to Section 7 of the Plan.

          (r) "Retirement" shall have the meaning assigned to such term in the pension plan of the Corporation.

          (s) "Rule 16b-3" means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Act or any successor rule or regulation thereto.

          (t) "Stock" means the Common Stock of the Corporation, par value of one cent ($.01) per share.

          (u) "Subsidiary" means any present or future subsidiary of the Corporation, as defined in Section 424(f) of the Code.

          2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

          3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those officers and other key employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success. All Non-Employee Directors shall receive grants of Options as provided in Section 6A.

Section 4. Stock Subject to Plan


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          4.1 Number. The total number of shares of Stock subject to issuance under the Plan may not exceed 2,152,753. The total number of shares of Stock subject to issuance pursuant to Options granted under the Plan in any five year period to any one person may not exceed 600,000. The limitations set forth in this Section 4.1 are subject to adjustment upon occurrence of any of the events indicated in Subsection 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

          4.2 Unused Stock; Unexercised Rights. In the event any shares of stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock, subject to a Restricted Stock grant made under the Plan are reacquired by the Corporation pursuant to Subsection 7.9 or 7.10 of the Plan, such shares again shall become available for issuance under the Plan.

          4.3 Adjustment in Capitalization. In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs after adoption of the Plan by the Board by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock (or the stock or other securities that had been issued in exchange for the shares of Stock) subject to each outstanding Option, and its stated Option price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares subject to any outstanding Stock Option or Restricted Stock grant and any such adjustment made by the Committee shall be conclusive. Notwithstanding the foregoing, Options subject to grant or previously granted to Non-Employee Directors under the Plan at the time of any event described in this Section 4.3 shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest of the Non-Employee Directors and preserve, without exceeding, the value of such Options.

Section 5. Duration of Plan

          5.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 10.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock may be granted under the Plan on or after September 19, 2010. Further, no annual incentive award may be granted under Section 8.1 of the Plan in respect of any fiscal year of the Corporation after 2005.


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Section 6. Stock Options

          6.1 Grant of Options. Subject to the provisions of Sections 4 and 5, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Non-Employee Directors shall not be eligible to be granted Options under the Plan, except as provided in Section 6A. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year exceed one hundred thousand dollars ($100,000). Nor shall any incentive stock option be granted to any person who owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation ("Ten Percent Stockholder"). Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by
Section 422 of the Code.

          6.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

          6.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

          6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Option that is an incentive stock option shall be exercisable later than the tenth (10th) anniversary date of its grant, and no Option that is a nonstatutory stock option shall be exercisable more than ten (10) years and one (l) month after the date of its grant.

          6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; except that Options granted to officers, directors or Ten Percent Stockholders may not be exercised until at least six (6) months after the date of grant.

          6.6 Payment. The Option price upon exercise of any Option shall be payable to the Corporation in full either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total


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Option price, or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

          6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

          6.8 Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, the Committee may provide in the Option agreement that any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within twelve (12) months after such date of termination of employment, whichever period is the shorter. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such options are not exercised within three (3) months after such date of termination due to Retirement.

          6.9 Termination of Employment Other than for Death, Disability or Retirement. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three (3) months after such date of termination of employment, whichever first occurs, subject to such exceptions (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

          6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Section 6A. Non-Employee Director Stock Options

          6A.1 Grant of Options. Effective as of August 19, 1999, upon the conclusion of each annual meeting of the shareholders of the Corporation, each Non-Employee Director at such time shall be granted a nonqualified Option to purchase 3,000 shares of Stock.

          6A.2 Terms of Options. The right to exercise Options granted to a Non-Employee Director pursuant to this Section 6A shall accrue as to one-third (1/3) of the shares on each of the first three anniversaries of the date of grant. No partial exercise of the Options may be for less than one hundred (100) share lots or multiples thereof. The term of Options granted pursuant to this
Section 6A shall expire ten years and one month from the date of grant or twelve months after the Non-Employee Director ceases for any reason to be a member of the Board, whichever occurs first. The Option exercise price shall be the Fair Market Value of the Stock on


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the date each Option is granted, which shall be payable to the Corporation in full upon exercise either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, or (iii) by a combination of (i) and
(ii).

Section 7. Restricted Stock

          7.1 Grant of Restricted Stock. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Non-Employee Directors are not eligible to receive grants of Restricted Stock under the Plan. Each grant of Restricted Stock shall be in writing.

          7.2 Transferability. Except as provided in Section 7 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant; provided that Restricted Stock granted to officers, directors or Ten Percent Stockholders may not be sold for at least six (6) months after the date of grant.

          7.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          7.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 7.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Oshkosh Truck
          Corporation's 1990 Incentive Stock Plan, rules of administration adopted pursuant to such Plan and a Restricted Stock grant dated __________. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Oshkosh Truck Corporation."

          7.5 Removal of Restrictions. Except as otherwise provided in Section 7 hereof, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.


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Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 7.4 removed from the Participant's Stock certificate.

          7.6 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

          7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          7.8 Termination of Employment Due to Retirement. The Committee may provide in its Restricted Stock grant that in the event a Participant terminates his or her employment with the Corporation because of Retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection
7.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 7.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event the Restricted Stock grant does not automatically terminate such restrictions and a Participant terminates his or her employment with the Corporation because of Retirement, the Committee may, in its sole discretion, waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 7.2 hereof and/or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

          7.9 Termination of Employment Due to Death or Disability. The Committee may provide in its Restricted Stock grant that in the event a Participant terminates his or her employment with the Corporation because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection 7.2 hereof shall terminate automatically with respect to all of the shares or that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares shall be forfeited and returned to the Corporation; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares either before or after the death of the Participant.

          7.10 Termination of Employment for Reasons Other than Death Disability or Retirement. In the event that a Participant terminates his or her employment with the Corporation for any reason other than those set forth in Subsections
7.8 and 7.9 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation; provided, however, that, in the event of an involuntary termination of the employment of a Participant by


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

the Corporation, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

          7.11 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant.

Section 8. Annual Incentive Awards

          8.1 Annual Incentive Awards. The Committee may grant annual incentive awards under this Plan each fiscal year of the Corporation to such executive officers of the Corporation as it selects. The Committee will determine all terms and conditions of the annual incentive award. However, the Committee must require that payment of any amount of the annual incentive award is contingent on the achievement or partial achievement during the fiscal year of one or more of Performance Goals that the Committee specifies. In addition, a Participant may not receive an amount under an annual incentive award in respect of any single fiscal year of the Corporation that is more than $3,000,000.

Section 8A. Beneficiary Designation

          8A.1 Beneficiary Designation. Each Participant and Non-Employee Director under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the death of the Participant or the Non-Employee Director, as the case may be, before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant or Non-Employee Director, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant or Non-Employee Director in writing with the Committee during the lifetime of the Participant or Non-Employee Director. In the absence of any such designation, benefits remaining unpaid at the death of the Participant or Non-Employee Director, as the case may be, shall be paid to the estate of the Participant or Non-Employee Director, as the case may be.

Section 9. Rights of Employees

          9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Corporation.


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          9.2 Participation. No employee shall have a right to be selected as a
Participant or, having been so selected, to be selected again as a Participant. The preceding sentence shall not be construed or applied so as to deny an employee any Participation in the Plan solely on the basis that the employee was a Participant in connection with a prior grant of benefits under the Plan.

Section 10. Administration; Powers and Duties of the Committee

          10.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The grant, amount and terms of Awards to Non-Employee Directors under the Plan shall be determined as provided in Section 6A of the Plan.

          10.2 Change of Control. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option agreement or Restricted Stock grant, at any time thereafter, shall have the authority to accelerate in whole or in part the exercisability of Options and/or the last day of the Period of Restriction upon a Change of Control. The Option agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change of Control, the acceleration of the exercisability of Options and/or the last day of the Period of Restriction may be automatic or may be subject to the discretion of the Committee, depending on whether the Change of Control shall be approved by a majority of the members of the Board. Without limiting the authority of the Committee as provided herein, the Committee shall have the authority to provide that an annual incentive award under Section 8.1 will be vested and paid out on a prorated basis, based on the maximum award opportunity of such award and the number of months of the fiscal year of the Corporation that have elapsed, upon a Change of Control. Except as otherwise expressly provided in any agreement between a Participant and the Corporation, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

          10.3 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:


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

          (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsections 4.1 and 4.3 of the Plan.

          (b) Increase the total number of shares of Stock that may be issued under the Plan to any one Participant, except as provided in Subsections
     4.1 and 4.3 of the Plan.

          (c) Change the provisions of the Plan regarding the Option price except as permitted by Subsection 4.3.

          (d) Materially increase the cost of the Plan or materially increase the benefits to Participants and/or Non-Employee Directors.

          (e) Extend the period during which Options or Restricted Stock may be granted.

          (f) Extend the maximum period after the date of grant during which Options may be exercised.

          (g) Change the class of individuals eligible to receive Options or Restricted Stock.

          (h) Increase the dollar limitation set forth in Section 8.1 or amend the definition of "Performance Goals" in each case if doing so would cause the Plan to fail to comply with the provisions of Section 162(m) of the Code in respect of the subject matter of Section 8.1.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted under the Plan, without the consent of the Participant.

Section 11. Tax Withholding

          11.1 Tax Withholding. The Corporation shall have the power to require a Participant to remit to the Corporation an amount sufficient to satisfy Federal, state and local taxes (including payroll taxes) that the law requires the Corporation to withhold as a result of the exercise of an Option or the lapse of restrictions on Restricted Stock. Upon or prior to the exercise of an Option or the lapse of restrictions on Restricted Stock requiring tax withholding, a Participant may make a written election to have shares of Stock withheld by the Corporation from the shares otherwise to be received or to deliver to the Corporation previously acquired shares of Stock. The number of shares so withheld or delivered shall have an aggregate Fair Market Value on the date the tax is determined to satisfy the Corporation's minimum statutory withholding obligation. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee.


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Section 12. Requirements of Law

          12.1 Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          12.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.



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